SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On March 4, 2019, IES Holdings, Inc. (the “Company”) announced the appointment of Gary S. Matthews as Chief Executive Officer of the Company and as a Director on the Board of Directors of the Company (the “Board”), effective as of March 4, 2019.

Prior to joining the Company, Mr. Matthews, age 61, served as Managing Director of Morgan Stanley Capital Partners since 2007, where he worked with the private equity team in evaluating companies for direct investments and helping to oversee the management and strategies for those businesses. Prior to joining Morgan Stanley, Mr. Matthews led several private equity-backed manufacturing companies, including serving as President of Simmons Bedding Company, Chief Executive Officer of Sleep Innovations, Inc. and Chief Executive Officer of Derby Cycle Corporation, and also led business units of several public companies, including serving as President of Worldwide Consumer Medicines at Bristol-Myers Squibb Company, Managing Director for Diageo/Guinness Limited in the UK and President and Chief Executive Officer of Guinness Import Company in Stamford, Connecticut. Mr. Matthews has also held senior management positions at PepsiCo, Inc. and McKinsey & Company. Mr. Matthews currently serves on the board of directors of Pathway Partners Vet Holding LLC and Manna Pro Products, LLC. He has previously served as Chairman of the board of directors of Hojeij Branded Foods, Creative Circle, LLC and Tops Markets, LLC, and as a member of the board of directors of Lagunitas Brewing Company, Molson Coors Brewing Company, Lenox Group Inc. (previously Department 56), Learning Care Group, Inc., Van Wagner, Inc. and Canyon Ranch.

The Nominating/Governance Committee believes that Mr. Matthews is qualified to serve on the Board given his extensive board experience, his broad leadership experience at public and private companies across a diverse range of industries and his experience identifying and overseeing strategic investments.

The Employment Agreement

In connection with his appointment, the Company has entered into an employment agreement with Mr. Matthews, dated February 28, 2019 (the “Employment Agreement”). The Employment Agreement provides for a term of employment for Mr. Matthews commencing on March 4, 2019 (the “Effective Date”) and ending on September 30, 2022 (the “Employment Term”). Pursuant to the Employment Agreement, Mr. Matthews’ employment may be terminated at any time during the Employment Term.

Pursuant to the Employment Agreement, during the Employment Term, Mr. Matthews will be entitled to an annual base salary of $650,000, subject to annual review and adjustment by the Board. In addition, pursuant to the Employment Agreement, during each year of the Employment Term, he will be eligible to receive a target annual cash award under the Company’s Short-Term Incentive Plan (“STIP”) that is equal to 100% of his base salary for such fiscal year (pro-rated for any partial year of service). The payout percentage of his STIP awards is set at a range of 100% for achievement of target or better performance to 50% for achievement of threshold performance, with a payout percentage of 0% for performance below threshold. If during any fiscal year during the Employment Term, Mr. Matthews’ actual individual performance is less than individual threshold performance, then the individual performance-based component of the award and the Company performance-based component of the award shall both equal zero, regardless of actual Company financial performance. Pursuant to the Employment Agreement, the STIP cash award for fiscal year 2019 shall be based only on the individual component.

For each fiscal year during the Employment Term, Mr. Matthews will be eligible for an award under the Company’s Long-Term Incentive Plan Annual Grant Program (“LTIP”), equal to a number of restricted shares of common stock calculated by dividing (i) his base salary for such fiscal year (pro-rated for any partial year of service) by (ii) the average price of the Company’s common stock for the five trading days immediately prior to the grant date. Each LTIP award will vest based on Company performance over a three-year performance period at a range of 100% for target or better performance to 50% for threshold performance, with 0% vesting for performance below threshold.

The Employment Agreement also provides that on the Effective Date Mr. Matthews shall be granted an equity incentive award of 260,000 restricted shares of the Company’s common stock, subject to the terms and conditions set forth in the respective equity award agreement and the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016. Such restricted shares shall vest as follows:

1.

Time-Based Award: 80,000 restricted shares shall vest over a four-year period, based on Mr. Matthews’ continued employment with the Company, with 20,000 shares vesting on each of the first, second, third and fourth anniversaries of the Effective Date.

2.

First Stock Price-Based Award: Subject to a service requirement, 20,000 restricted shares shall vest when the closing price per share of Company’s common stock equals or exceeds $35 per share for any 20 trading days out of 25 consecutive trading days at any time during the five years following the Effective Date.

3.

Second Stock Price-Based Award: Subject to a service requirement, 160,000 restricted shares shall vest in four tranches of 40,000 shares, with each tranche vesting when the closing price per share of Company’s common stock equals or exceeds the price specified below for such tranche for any 20 trading days out of 25 consecutive trading days (the “Vesting Stock Price”) at any time during the five years following the Effective Date:

a.	Tranche 1: 40,000 shares with a Vesting Stock Price of $35 per share;

b.	Tranche 2: 40,000 shares with a Vesting Stock Price of $40 per share;

c.	Tranche 3: 40,000 shares with a Vesting Stock Price of $45 per share; and

d.	Tranche 4: 40,000 shares with a Vesting Stock Price of $50 per share.

Pursuant to the Employment Agreement, Mr. Matthews will also participate in the Company’s Amended and Restated Executive Officer Severance Benefit Plan, except as otherwise provided in the Employment Agreement, and shall be entitled to indemnification by the Company on terms no less favorable than that provided to any other executive officer or director of the Company. There is no arrangement or understanding between Mr. Matthews and any other persons pursuant to which he was appointed to the Board, and there are no relationships between Mr. Matthews and the Company or any other person that are required to be disclosed pursuant to Items 401 or 404 of Regulation S-K.

Officer Departure

On March 4, 2019, the Company also announced that Mr. Robert W. Lewey, President of the Company, has stepped down as President of the Company and has resigned as a Director of the Company, effective as of March 4, 2019, and intends to assume a senior management role within the Company’s Residential Division.

Item 7.01	Regulation FD Disclosure.

On March 4, 2019, the Company issued a press release announcing the change in leadership roles described under Item 5.02 above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: March 6, 2019	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel